EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to use in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated March 25, 1998, relating to the consolidated financial statements of Sullair Argentina Sociedad Anonima and its subsidiary, which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" in such Prospectus.

PRICE WATERHOUSE & CO.

Buenos Aires, Argentina
January 21, 1999